EXHIBIT 32.2


HERITAGE OAKS BANCORP

Quarterly Report on Form 10QSB
for the Quarter ended June 30, 2004



                                  CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


         The undersigned, who is the Chief Financial Officer of Heritage Oaks Bancorp (the "Company"), hereby certifies, pursuant to 18 USC Section 1350, that, to my knowledge, (i) the Quarterly Report on Form 10QSB for the quarter ended June 30, 2004, as filed by the Company with the Securities and Exchange Commission (the "Quarterly Report"), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  August 9,  2004                 /s/ Margaret A. Torres
                                        ----------------------------
                                        Margaret A. Torres
                                        Executive Vice President and
                                        Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Heritage Oaks Bancorp, and will be retained by Heritage Oaks Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.